Consent of Independent Auditors


The Board of Directors
Aetna Investment Advisers Fund, Inc.:

We consent to the use of our report incorporated herein by reference and to the references to our Firm under the headings "Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information.

                                     /S/KPMG Peat Marwick LLP
                                     ---------------------------
                                        KPMG Peat Marwick LLP


Hartford, Connecticut
April 11, 1997